UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2011

ACE LIMITED

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Baerengasse 32

CH-8001 Zurich, Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

ACE Limited (the “Company”) hereby amends its Current Report on Form 8-K filed on May 20, 2011 to disclose the Company’s Board of Directors (the “Board”) determination with respect to the frequency of future shareholder non-binding advisory votes on the compensation of the Company’s named executive officers. No other changes have been made to the Current Report on Form 8-K filed on May 20, 2011.

Item 5.07 Submission of Matters to a Vote of Security Holders.

After taking into account the results of the shareholder advisory vote on the frequency of say-on-pay conducted at the 2011 annual general meeting, the Board of Directors decided that it shall be the Company’s current policy to submit the compensation of its named executive officers to shareholders for a non-binding advisory vote annually, at least until the Company’s next annual general meeting at which an advisory vote on the frequency of say-on-pay votes is conducted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ Robert F. Cusumano
Robert F. Cusumano
General Counsel

DATE: August 15, 2011